UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Form 8-K below is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2012, the Board of Directors (the “Board”) of CNL Healthcare Trust, Inc. (the “Company”) appointed with immediate effect J. Chandler Martin as an independent director, the Board’s Audit Committee Financial Expert and the Audit Committee’s Chairman. Mr. Martin replaces Dennis N. Folken, who served in those roles prior to his death on May 28, 2012.

Mr. Martin served as Corporate Treasurer of Bank of America, a banking and financial services company, from 2005 until his retirement in March 2008. During his 27 years at Bank of America, Mr. Martin held a number of line and risk management roles, including leadership roles in commercial real estate risk management, capital markets risk management, and private equity investing. As Treasurer, he was responsible for funding, liquidity, and interest rate risk management. From 2003 to 2005, Mr. Martin was Bank of America’s Enterprise Market and Operational Risk Executive, and from 1999 until 2003, he served as the risk management executive for Bank of America’s Global Corporate and Investment Banking. From April 2008 through July 2008, following his retirement, Mr. Martin served as a member of the Counterparty Risk Management Policy Group III (“CPMPG III”), co-chaired its Risk Monitoring and Risk Management Working Group, and participated in the production of CPMPG III’s report: “Containing Systemic Risk: The Road to Reform”, a forward-looking and integrated framework of risk management best practices. Mr. Martin returned to Bank of America in October 2008 to assist with the integration process for Enterprise Risk Management following Bank of America’s acquisition of Merrill Lynch. After working on the transition, Mr. Martin served as Bank of America’s Enterprise Credit and Market Risk Executive until July 2009. Currently, Mr. Martin is a member of the Board of Directors of FNB United Corp., a community bank holding company headquartered in Asheboro, North Carolina, serving as the Chair of its Risk Management Committee, and as a member of its Audit Committee. He also currently serves as the Chair of the Board of Trustees of Myers Park United Methodist Church. Mr. Martin attained an M.B.A. from Samford University in 1976, and a B.A. in Economics from Emory University in 1972. As a result of these professional and other experiences, Mr. Martin possess particular knowledge of, among other things, systems of internal controls, risk management best practices, sound corporate governance, and the relationship between liquidity, leverage and capital adequacy, which strengthens the board’s collective knowledge, capabilities and experience.

As an independent director, Mr. Martin will receive a $15,000 annual fee for services as well as $2,000 per Board meeting attended whether he participates by telephone or in person. As Audit Committee Chair, Mr. Martin will receive an annual retainer of $10,000. In addition, Mr. Martin will receive $2,000 per Audit Committee meeting attended whether he participates by telephone or in person. Independent directors are also paid $2,000 per day for their participation in certain meetings and other Company-related business outside of normally scheduled Board meetings. No additional compensation is paid for Board member attendance at the annual meeting of stockholders. There are no reportable transactions pursuant to Rule 404(a) of Regulation S-K between Mr. Martin and the Company.

An indemnification agreement with the Company dated July 27, 2012, a representative copy of which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2012, has been executed by Mr. Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2012	CNL HEALTHCARE TRUST, INC.

/s/ Joseph T. Johnson
Joseph T. Johnson
Senior Vice President, Chief Financial Officer and Treasurer